Exhibit (g)(5)

APPENDIX A TO THE
FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN
EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND
BROWN BROTHERS HARRIMAN & CO.

DATED AS OF June 2, 2014

DWS Global/International Fund, Inc.
DWS Enhanced Emerging Markets Fixed Income Fund
DWS Enhanced Global Bond Fund
DWS Global Growth Fund
DWS Global Small Cap Fund
DWS RREEF Global Infrastructure Fund

DWS Global High Income Fund, Inc.

DWS International Fund, Inc.
DWS Emerging Markets Equity Fund
DWS Global Equity Fund
DWS International Fund
DWS International Value Fund
DWS Latin America Equity Fund
DWS World Dividend Fund

DWS Securities Trust
DWS CROCI Sector Opportunities Fund
DWS Enhanced Commodity Strategy Fund
DWS Gold & Precious Metals Fund
DWS RREEF Global Real Estate Securities Fund

DWS Variable Series I
DWS Global Small Cap VIP
DWS International VIP

DWS Variable Series II
DWS Global Equity VIP
DWS Global Growth VIP

DWS Cayman Precious Metals Fund, Inc.

DWS Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX A

By: /s/Elizabeth E. Prickett	By: /s/Hepsen Uzcan

Name: Elizabeth E. Prickett	Name: Hepsen Uzcan

Title: Managing Director	Title: Assistant Secretary